Exhibit 2.1

THIRD AMENDMENT TO
AGREEMENT AND PLAN OF MERGER, CONVERSION AND SHARE EXCHANGE

This THIRD AMENDMENT TO AGREEMENT AND PLAN OF MERGER, CONVERSION AND SHARE EXCHANGE (“Amendment”) effective this 22nd day of September, 2009 is by and among Ideation Acquisition Corp., a corporation incorporated in the State of Delaware, USA (“Ideation”), ID Arizona Corp., a corporation incorporated in the State of Arizona, USA, Earl Yen (the “CSV Representative”), Tommy Cheung and Terrance Hogan (collectively, the “DB Representative”), Qinying Liu (the “Management Shareholder Representative” and, together with the CSV Representative and the DB Representative, the “SM Shareholders’ Representatives”) and Linden Ventures II (BVI), Ltd. (“Linden”).

Recitals

WHEREAS, SearchMedia International Limited, a company organized under the laws of the Cayman Islands (the “Company”), Ideation, the SM Shareholders’ Representatives and Linden, along with the other parties thereto, have previously entered into that certain Agreement and Plan of Merger, Conversion and Share Exchange dated as of March 31, 2009, including the exhibits and schedules thereto (as amended, the “SEA”);

WHEREAS, the parties to the SEA also desire to make certain amendments to the SEA as set forth herein; and

WHEREAS, in accordance with Section 16.2 of the SEA, Ideation, a majority of the SM Shareholders’ Representatives and Linden wish to amend the SEA to reflect the terms set forth below.

Agreement

NOW, THEREFORE, in consideration of the premises, the mutual covenants set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

1. Schedule B to the SEA is hereby amended and restated in its entirety to read as set forth in Schedule 1 to this Amendment and Schedule C to the SEA is hereby amended and restated in its entirety to read as set forth in Schedule 2 to this Amendment, in each case in order to reflect the repurchase (the “Permitted Repurchases”) by the Company of an aggregate of 3,000,000 SM Ordinary Shares and SM Preferred Shares and grants (the “Permitted Grants”) by the Company of awards to employees of the Company and its subsidiaries in the form of options exercisable for an aggregate of 3,000,000 SM Ordinary Shares, pursuant to the SearchMedia International Limited 2008 Share Incentive Plan.

2. Clause (iv) of the definition of “Adjusted Net Income” set forth in Annex A of the SEA is hereby amended and restated in its entirety to read as follows:

“(iv) any compensation charges attributable to the Permitted Repurchases or the Permitted Grants,”

3. Section 5.2(b)(ii) of the SEA is hereby deleted in its entirety and replaced with “Intentionally Deleted,” and all references to the “Unearned Portion” or Section 5.2(b)(ii) in the SEA shall be deleted, including without limitation the references in Sections 5.2(b)(iii), 5.2(b)(iv), 5.2(b)(v), 16.5 and Annex A.

4. Section 12.4 of the SEA is hereby amended and restated in its entirety to read as follows:

“Board Composition. Ideation shall take such action, including amending its bylaws, as may be required to cause the number of directors constituting the Combined Board immediately after the Closing to consist of eight (8) persons, for a period commencing on the Closing Date and ending not sooner than the third anniversary of the Closing Date. Ideation shall have received the resignation of a sufficient number of current directors (which resignation may be conditioned upon the Closing of the Share Exchange) to allow for the election of the Director Nominees pursuant to this Section, and the remaining members of the Ideation Board shall have elected the other Director Nominees (as hereafter defined) as members of the Combined Board, effective upon the Closing, to fill the vacancies created by such increase in the size of the board and such resignations. Each Director Nominee shall serve as a director for a term expiring at ID

Cayman’s next annual meeting of stockholders following the Closing Date and until his or her successor is elected and qualified. “Director Nominees” means (i) four (4) persons nominated by the Ideation Representative (at least two (2) of whom shall be “independent directors” as such term is defined in the rules and regulations of AMEX (“Independent Directors”) and at least one (1) of whom must be a non-U.S. citizen) and (ii) four (4) persons nominated by the SM Shareholders’ Representatives in accordance with Section 16.5(b) of this Agreement (i.e., by a majority in number of such SM Shareholders’ Representatives), at least three (3) of whom shall be Independent Directors, and at least three (3) of whom shall be non-U.S. citizens).”

5. Section 9.5 of the SEA is hereby amended and restated in its entirety as follows:

“Section 9.5 Other Pre-Closing Covenants. Prior to the Closing, (i) each of the SM Entities agrees that it shall, and each of the SM Shareholders agrees that it shall use commercially reasonable efforts (which, with respect to the SM Institutional Shareholders, shall only mean the directing of such SM Institutional Shareholder’s nominee(s) on the board of directors of SM Cayman to vote against any action in contravention of this Section 9.5) to, cause the relevant Group Companies to complete the actions set forth in items 2 and 4 of Schedule 9.5, (ii) each of the SM Entities and each of the SM Shareholders agrees that it shall use commercially reasonable efforts (which, with respect to the SM Institutional Shareholders, shall only mean the directing of such SM Institutional Shareholder’s nominee(s) on the board of directors of SM Cayman to vote against any action in contravention of this Section 9.5) to, cause the relevant Group Companies to complete the actions set forth in item 3 of Schedule 9.5, (iii) Ms. Liu and Ms. Yang shall use commercially reasonable efforts to complete the actions set forth in item 1 of Schedule 9.5, and (iv) all amounts owing by Ms. Liu and Ms. Yang to SM Cayman shall have been repaid in accordance with the terms of that certain Repayment Agreement dated as of June 23, 2009 among SM Cayman, Ms. Liu and Ms. Yang.”

6. The following sentence shall be added to Section 12.5 of the SEA:

“The Ideation Parties, on the one hand, and the SM Entities, on the other hand, covenant and agree to use commercially reasonable efforts prior to Closing to reduce the expenses incurred by each such group, respectively, in connection with this transaction by $2,000,000.”

7. The Lock-Up Agreements, as set forth in Exhibit F-1 and F-2 to the SEA, are hereby amended and restated in their entireties as set forth in Exhibit 1 and Exhibit 2 to this Amendment, respectively.

8. Except as amended by the terms of this Amendment, the SEA remains in full force and effect.

9. Unless otherwise defined, capitalized terms used herein have the meanings given to them in the SEA.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties have executed this Amendment as of the date and year first set forth above.

IDEATION ACQUISITION CORP.

By:	/s/ Robert N. Fried
Name:      Robert N. Fried

Title:	President and Chief Executive Officer

Address:	1990 S. Bundy Drive, Suite 620
Los Angeles, CA 90025

Facsimile:	(310) 861-5454

ID ARIZONA CORP.

By:	/s/ Robert N. Fried
Name:      Robert N. Fried

Title:	President and Chief Executive Officer

Address:	1990 S. Bundy Drive, Suite 620
Los Angeles, CA 90025

Facsimile:	(310) 861-5454

MANAGEMENT SHAREHOLDER REPRESENTATIVE:

/s/  Qinying Liu
Name:     Qinying Liu

Address:	Room 4B, Yinglong Building
No. 1358 Yan An Road West
Shanghai 200052, China

Facsimile:	+86 (21) 6283-0552

CSV REPRESENTATIVE:

/s/  Earl Ching-Hwa Yen
Name:     Earl Ching-Hwa Yen

Address:	Rm. 104, Bldg.18
No. 800 Huashan Road
Shanghai 200050, China

Facsimile:	+86 (21) 6225-8573

DB REPRESENTATIVE:

/s/  Tommy Cheung
Name:     Tommy Cheung

Address:	56/F, Cheung Kong Center
2 Queen’s Road Central
Hong Kong

Facsimile:	+852 2203-8304

/s/  Terrance Hogan
Name:     Terrance Hogan

Address:	56/F, Cheung Kong Center
2 Queen’s Road Central
Hong Kong

Facsimile:	+852 2203-8304

LINDEN VENTURES II (BVI), LTD.

By:	/s/ Craig Jarvis
Name:      Craig Jarvis

Title:	Authorized Signatory

Address:	c/o Linden Advisors LP,
590 Madison Ave., 15th Floor,
New York, NY 10022, USA

Facsimile:	+1 (646) 840-3625

Schedule 1

SCHEDULE B

SM Share Ownership*

	Number of SM		Percentage
SM Shareholder	Shares Held**		Ownership Interest

Deutsche Bank AG	31,753,771		32.19%
China Seed Ventures	20,010,307		20.28%
Qinying Liu	14,224,653	***	14.42%
Le Yang	14,224,653	***	14.42%
Sun Hing Associates Ltd.	12,348,688		12.52%
Vervain Equity Investment	5,292,293		5.36%

Total Signing	97,854,365		99.19%
Jianxun Wang(1)	798,000		0.81%

Total	98,652,365		100.00%

*	Does not reflect outstanding options issued under the ESOP.

**	Reflects the number of SM Ordinary Shares held by each SM Shareholder after giving effect to the Preferred Conversion.

***	Subject to reduction for any share repurchases by SM Cayman pursuant to that certain Repayment Agreement dated as of June 23, 2009 among SM Cayman, Qinying Liu and Le Yang.

(1)	Non-signing shareholder.

SM Warrant Ownership

Number of SM
Shares Underlying
SM Warrantholder	Warrants

China Seed Ventures	12,670,568
Linden Ventures II	5,875,639
Deutsche Bank AG	3,782,000
Qinying Liu	33,142
Le Yang	33,142
Xuebao Yang	33,142
Jianhai Huang	33,142
Min Wu	33,142

Total	22,493,917

Schedule 2

SCHEDULE C

Share Allocation — Shareholders

	Initial		Earn-out Shares
SM Shareholder	Share Payment		Percentage

Deutsche Bank AG	2,144,568		26.21%
China Seed Ventures	1,351,445		16.52%
Qinying Liu	960,696	*	11.74%
Le Yang	960,696	*	11.74%
Sun Hing Associates	833,999		10.19%
Vervain Equity Investment	357,428		4.37%

Total Signing	6,608,832		80.77%
Jianxun Wang(1)	53,895		0.66%

Total Shareholders	6,662,727		81.43%

*	Subject to reduction for any share repurchases by SM Cayman pursuant to that certain Repayment Agreement dated as of June 23, 2009 among SM Cayman, Qinying Liu and Le Yang. Any such reduction shall be calculated by subtracting (i) the number of SM Cayman ordinary shares so repurchased multiplied by 0.0675374 from (ii) the number of ID Cayman shares set forth on this Schedule next to such person’s name.

Share Allocation — Warrantholders

	Number of ID
	Cayman Shares
	Underlying	Exercise	Earn-out Shares
SM Warrantholder	Warrants	Price	Percentage

China Seed Ventures — Series A	675,374	$1.48	8.25%
China Seed Ventures — Series B	33,769	$8.14	0.41%
China Seed Ventures — Series C	79,443	$6.51	0.97%
China Seed Ventures — DB Transferred	67,152	$0.0001	0.82%
Linden Ventures II	396,826	$6.30	4.85%
Deutsche Bank AG	255,427	$8.14	3.12%
Qinying Liu	2,239	$0.0001	0.03%
Le Yang	2,239	$0.0001	0.03%
Xuebao Yang	2,239	$0.0001	0.03%
Jianhai Huang	2,239	$0.0001	0.03%
Min Wu	2,239	$0.0001	0.03%

Total Warrantholders	1,519,186		18.57%

(1)	Non-signing shareholder.

Exhibit 1

Exhibit F-1

FORM OF LOCK-UP AGREEMENT

This Lock-Up Agreement (this “Agreement”) is dated as of          , 2009 and made by the shareholder set forth on the signature page to this Agreement (the “Holder”)1. Any and all capitalized terms used but not otherwise defined herein shall have the meaning ascribed to such terms in the Share Exchange Agreement (as defined below).

WHEREAS, Ideation Acquisition Corp., a Delaware corporation (“Ideation”) has entered into that certain Agreement and Plan of Merger, Conversion and Share Exchange, dated March 31, 2009, as amended (the “Share Exchange Agreement”), by and among Ideation, ID Arizona Corp., an Arizona corporation and a wholly-owned subsidiary of Ideation, SearchMedia International Limited, an exempted limited company incorporated under the laws of the Cayman Islands (“SearchMedia”) and the other parties thereto.

WHEREAS, the execution and delivery of this Agreement by the undersigned is a condition to the closing of the Share Exchange Agreement.

NOW THEREFORE, in consideration of the mutual covenants and agreements set forth herein, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties, intending to be legally bound, agree as follows:

1. Representations and Warranties. The undersigned hereby represents and warrants that the undersigned has full power and authority to enter into this Agreement. This Agreement and the terms, covenants, provisions and conditions hereof shall be binding upon, and shall inure to the benefit of, the respective heirs, successors and assigns of the parties hereto.

2. Lock-Up. Following the Closing, and until the six (6) month anniversary of the Closing with respect to twenty five percent (25%) the Shares (as defined below) and until the one (1) year anniversary of the Closing with respect to the remaining seventy five percent (75%) of the Shares, the undersigned will not, directly or indirectly:

(a) offer for sale, sell, pledge or otherwise dispose of (or enter into any transaction or device that is designed to, or could be expected to, result in the disposition by any person at any time in the future of) any shares of SearchMedia Holdings Limited, an exempted limited company registered or to be registered by way of continuation under the laws of the Cayman Islands (the “Company”) or any other securities convertible into or exercisable or exchangeable for shares of the Company, in each case which are beneficially owned and/or acquired as of the date of this Agreement or underlying any security acquired as of the date of this Agreement, or any other shares of the Company that may be acquired by the Holder under the terms of the Share Exchange Agreement (collectively, the “Shares”), including, without limitation, Shares that may be deemed to be beneficially owned by the undersigned in accordance with the rules and regulations of the U.S. Securities and Exchange Commission and Shares that may be issued upon exercise of any options or warrants, or securities convertible into or exercisable or exchangeable for Shares;

1 This form of lock-up applies to China Seed Ventures, Deutsche Bank, Vervain Equity Investment Limited, Sun Hing Associates Ltd. and Linden Ventures, provided that with respect to Section 2, (i) Linden Ventures will only be subject to a six (6) month lock-up period and (ii) (A) with respect to Shares acquired by China Seed Ventures in exchange for SM Warrants, SM Preferred Shares or other securities exercisable for, or convertible into, SM Ordinary Shares, China Seed Ventures shall be subject to the lock-up period set forth in Section 2 and (B) with respect to Shares acquired by China Seed Ventures in exchange for SM Ordinary Shares held by it immediately prior to the Closing, the provisions of Section 2 shall apply following the Closing and until (x) the twelve (12) month anniversary of the Closing with respect to ten percent (10%) of such Shares, (y) the eighteen (18) month anniversary of the Closing with respect to fifteen percent (15%) of such Shares and (z) the twenty four (24) month anniversary of the Closing with respect to the remaining seventy five percent (75%) of such Shares.

(b) enter into any swap or other derivatives transaction that transfers to another, in whole or in part, any of the economic benefits or risks of ownership of Shares, whether any such transaction is to be settled by delivery of Shares or other securities, in cash or otherwise; or

(c) publicly disclose the intention to do any of the foregoing.

The restrictions on the actions set forth in clauses (a) through (c) above shall expire with respect to 25% of the Shares on the six (6) month anniversary of the Closing. Furthermore, such restrictions shall not apply to: (i) transfers of Shares as a bona fide gift; (ii) transfers of Shares to any trust, partnership, limited liability company or other entity for the direct or indirect benefit of the undersigned or the immediate family of the undersigned; (iii) transfers of Shares to any beneficiary of the undersigned pursuant to a will, trust instrument or other testamentary document or applicable laws of descent; (iv) transfers of Shares to the Company by way of repurchase or redemption; (v) transfers of Shares to any Affiliate of the undersigned; (vi) transfers of Shares by the undersigned that are in compliance with applicable federal and state securities laws; or (vii) transfer of Shares by the undersigned pursuant to an underwritten secondary offering provided that, in the case of any transfer or distribution pursuant to clause (i), (ii), (iii), (v) or (vi) above, each donee, distributee or transferee shall sign and deliver to the Company, prior to such transfer, a lock-up agreement substantially in the form of this Agreement. For purposes of this Agreement, “immediate family” shall mean any relationship by blood, marriage, domestic partnership or adoption, not more remote than first cousin.

3. Follow-On Offering. After the six (6) month anniversary of the Closing and until the one (1) year anniversary of the Closing, the restrictions set forth in Section 2 in respect of 75% of the Shares may be released with respect to some or all of the Shares, upon the consent of the members of the Board of Directors of the Company designated by the Ideation Representative, in connection with a follow-on public offering of registered securities on Form F-3 or other short-form registration statement.

4. Right to Decline Transfer. The Company and its transfer agent on its behalf are hereby authorized (a) to decline to register any transfer of securities if such transfer would constitute a violation or breach of this Agreement and (b) to imprint on any certificate representing Shares a legend describing the restrictions contained herein.

5. Notices. Unless otherwise provided herein, all notices, requests, waivers and other communications made pursuant to this Agreement will be in writing and will be given in accordance with the notice provisions of the Share Exchange Agreement, provided that the address for notices to the Holder shall be as set forth on the signature page hereto.

6. Counterparts. This Agreement may be executed in facsimile and in any number of counterparts, each of which when so executed and delivered shall be deemed an original, but all of which shall together constitute one and the same agreement.

7. Severability. If any provision of this Agreement is held to be invalid or unenforceable for any reason, such provision will be conformed to prevailing law rather than voided, if possible, in order to achieve the intent of the parties and, in any event, the remaining provisions of this Agreement shall remain in full force and effect and shall be binding upon the parties hereto.

8. Amendment. This Agreement may be amended or modified by written agreement executed by the undersigned and the Company.

9. Further Assurances. Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as any other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

10. Governing Law. The terms and provisions of this Agreement shall be construed in accordance with the laws of the State of New York.

IN WITNESS WHEREOF, the undersigned has caused this Agreement to be duly executed as of the date first indicated above.

HOLDER:

By:

Print Name:

Print Title (if applicable):

Name of Entity (if applicable):

Address:

Date:

Exhibit 2

Exhibit F-2

FORM OF LOCK-UP AGREEMENT

This Lock-Up Agreement (this “Agreement”) is dated as of          , 2009 and made by the shareholder set forth on the signature page to this Agreement (the “Holder”). Any and all capitalized terms used but not otherwise defined herein shall have the meaning ascribed to such terms in the Share Exchange Agreement (as defined below).

WHEREAS, Ideation Acquisition Corp., a Delaware corporation (“Ideation”) has entered into that certain Agreement and Plan of Merger, Conversion and Share Exchange, dated March 31, 2009, as amended (the “Share Exchange Agreement”), by and among Ideation, ID Arizona Corp., an Arizona corporation and a wholly-owned subsidiary of Ideation, SearchMedia International Limited, an exempted limited company incorporated under the laws of the Cayman Islands (“SearchMedia”) and the other parties thereto.

WHEREAS, the execution and delivery of this Agreement by the undersigned is a condition to the closing of the Share Exchange Agreement.

NOW THEREFORE, in consideration of the mutual covenants and agreements set forth herein, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties, intending to be legally bound, agree as follows:

1. Representations and Warranties. The undersigned hereby represents and warrants that the undersigned has full power and authority to enter into this Agreement. This Agreement and the terms, covenants, provisions and conditions hereof shall be binding upon, and shall inure to the benefit of, the respective heirs, successors and assigns of the parties hereto.

2. Lock-Up. Following the Closing, and until the one (1) year anniversary of the Closing with respect to the Shares (as defined below), the undersigned will not, directly or indirectly:1

(a) offer for sale, sell, pledge or otherwise dispose of (or enter into any transaction or device that is designed to, or could be expected to, result in the disposition by any person at any time in the future of) any shares of SearchMedia Holdings Limited, an exempted limited company registered or to be registered by way of continuation under the laws of the Cayman Islands (the “Company”) or any other securities convertible into or exercisable or exchangeable for shares of the Company, in each case which are beneficially owned and/or acquired as of the date of this Agreement or underlying any security acquired as of the date of this Agreement, or any other shares of the Company that may be acquired by the Holder under the terms of the Share Exchange Agreement (collectively, the “Shares”), including, without limitation, Shares that may be deemed to be beneficially owned by the undersigned in accordance with the rules and regulations of the U.S. Securities and Exchange Commission and Shares that may be issued upon exercise of any options or warrants, or securities convertible into or exercisable or exchangeable for Shares;

(b) enter into any swap or other derivatives transaction that transfers to another, in whole or in part, any of the economic benefits or risks of ownership of Shares, whether any such transaction is to be settled by delivery of Shares or other securities, in cash or otherwise; or

(c) publicly disclose the intention to do any of the foregoing.

The restrictions on the actions set forth in clauses (a) through (c) above shall not apply to: (i) transfers of Shares as a bona fide gift; (ii) transfers of Shares to any trust, partnership, limited liability company or other entity for the

1 This form of lock-up applies to SM management shareholders, SM management warrantholders and SM appointed directors, provided that, with respect to Le Yang and Qinying Liu, the provisions of Section 2 shall apply following the Closing and until (x) the twelve (12) month anniversary of the Closing with respect to ten percent (10%) of the Shares, (y) the eighteen (18) month anniversary of the Closing with respect to fifteen percent (15%) of the Shares and (z) the twenty four (24) month anniversary of the Closing with respect to the remaining seventy five percent (75%) of the Shares. Note that if Earl Yen is appointed a director of ID Cayman he would only need to sign this agreement if he personally held shares in ID Cayman rather than through CSV.

direct or indirect benefit of the undersigned or the immediate family of the undersigned; (iii) transfers of Shares to any beneficiary of the undersigned pursuant to a will, trust instrument or other testamentary document or applicable laws of descent; (iv) transfers of Shares to the Company by way of repurchase or redemption; (v) transfers of Shares to any Affiliate of the undersigned; or (vi) transfer of Shares by the undersigned pursuant to an underwritten secondary offering provided that, in the case of any transfer or distribution pursuant to clause (i), (ii), (iii) or (v) above, each donee, distributee or transferee shall sign and deliver to the Company, prior to such transfer, a lock-up agreement substantially in the form of this Agreement. For purposes of this Agreement, “immediate family” shall mean any relationship by blood, marriage, domestic partnership or adoption, not more remote than first cousin.

3. Right to Decline Transfer. The Company and its transfer agent on its behalf are hereby authorized (a) to decline to register any transfer of securities if such transfer would constitute a violation or breach of this Agreement and (b) to imprint on any certificate representing Shares a legend describing the restrictions contained herein.

4. Notices. Unless otherwise provided herein, all notices, requests, waivers and other communications made pursuant to this Agreement will be in writing and will be given in accordance with the notice provisions of the Share Exchange Agreement, provided that the address for notices to the Holder shall be as set forth on the signature page hereto.

5. Counterparts. This Agreement may be executed in facsimile and in any number of counterparts, each of which when so executed and delivered shall be deemed an original, but all of which shall together constitute one and the same agreement.

6. Severability. If any provision of this Agreement is held to be invalid or unenforceable for any reason, such provision will be conformed to prevailing law rather than voided, if possible, in order to achieve the intent of the parties and, in any event, the remaining provisions of this Agreement shall remain in full force and effect and shall be binding upon the parties hereto.

7. Amendment. This Agreement may be amended or modified by written agreement executed by the undersigned and the Company.

8. Further Assurances. Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as any other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

9. Governing Law. The terms and provisions of this Agreement shall be construed in accordance with the laws of the State of New York.

IN WITNESS WHEREOF, the undersigned has caused this Agreement to be duly executed as of the date first indicated above.

HOLDER:

By:

Print Name:

Print Title (if applicable):

Name of Entity (if applicable):

Address:

Date: